Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in this Registration Statement on Form S-3 of Mackenzie Realty Capital, Inc. (the “Company”), of our report dated September 28, 2021, relating to the consolidated financial statements of the Company, which report appears in the Annual Report on Form 10-K of the Company for the year ended June 30, 2021, and to the reference to our firm under the heading “Experts” in the prospectus, which is part of this Registration Statement.

/s/ Moss Adams LLP

Campbell, California
December 21, 2021